Exhibit 10.27

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of November 21, 2012, by and between  MERISEL, INC., a Delaware corporation, with headquarters located at 127 West 30th Street, 5th Floor, NY, NY 10001 (the “Company”), and SAINTS CAPITAL GRANITE, L.P. ( “Buyer”).

RECITALS

A.          A special committee of the board of directors of the Company consisting of an independent director (the “Special Committee”) has determined that it is advisable and in the best interests of all stockholders, including the stockholders that are not affiliates of the Company, for the Company to execute and deliver this Agreement.

B.           The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

C.           The Company has authorized a new series of 10% convertible notes, due August 31, 2015 of the Company, in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into the Company’s common stock, $.01 par value per share (the “Common Stock”) (as converted, the “Conversion Shares” and together with the Notes, the “Securities”), in accordance with the terms of the Notes.

D.           Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in principal amount of the Notes.

E.           On or about the date hereof, the parties hereto will execute and deliver Amendment No. 2 to the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Amendment”), pursuant to which (i) the Company, Saints Capital VI, L.P., a Delaware limited partnership (“Saints VI”), and Buyer will agree to amend that certain Registration Rights Agreement, dated as of February 4, 2011 (as amended by the Registration Rights Amendment and Amendment No. 1 to Registration Rights Agreement, dated as of August 20, 2012, by and among the Company, Buyer and Saints VI, and as the same may otherwise be amended to the date hereof, the “Registration Rights Agreement”), by and between the Company and Saints VI, as successor to the interests of Phoenix Acquisition Company II, LLC, a Delaware limited liability company and (ii) the Company will agree provide certain registration rights with respect to the Securities under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, the Company and Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES.

(a)           Purchase of Notes.  Subject to the satisfaction (or waiver) of the conditions set forth in Section 5 and Section 6 below, the Company shall issue and sell to Buyer and Buyer agrees to purchase from the Company on the Closing Date (as defined below), ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) in principal amount of Notes (the “Closing”).

(b)           Closing.  The date and time of the Closing (the “Closing Date”) shall be 12:00 p.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Section 5 and Section 6 below at the offices of Herrick, Feinstein LLP, 2 Park Avenue, NY, New York 10016.

(c)           Purchase Price.  The aggregate purchase price for the Notes to be purchased by Buyer at the Closing (the “Purchase Price”) shall be ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00).

(d)           Form of Payment.  On the Closing Date, (i)  Buyer shall pay the Purchase Price to the Company for the Notes to be issued and sold to Buyer at the Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to Buyer the Notes (allocated in the principal amounts as Buyer shall request) which Buyer is then purchasing hereunder duly executed on behalf of the Company and registered in the name of Buyer or its designee.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants, as of the date hereof and as of the Closing Date, that:

(a)           No Public Sale or Distribution.  Buyer is (i) acquiring the Notes with its own funds and (ii) upon conversion of the Notes will acquire the Conversion Shares issuable upon conversion of the Notes, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.  Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.  Buyer currently intends to hold the Notes until conversion into Conversion Shares or until the Maturity Date (as defined in the Notes). For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)           Accredited Investor Status.  Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)           Reliance on Exemptions.  Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(d)           Information.  Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Buyer.  Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained herein.  Buyer understands that its investment in the Securities involves a high degree of risk.  Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)           No Governmental Review.  Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)           Transfer or Resale.  Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B)  Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C)  Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise contemplated by the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)           Legends.  Buyer understands that the certificates or other instruments representing the Notes and, until such time as the Conversion Shares have been registered under the 1933 Act, the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT (II) UNLESS SOLD OR TRANSFERRED TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(h)          Validity; Enforcement.  This Agreement and the Registration Rights Amendment have been duly and validly authorized, executed and delivered on behalf of Buyer and shall constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)           No Conflicts.  The execution, delivery and performance by Buyer of this Agreement and the Registration Rights Amendment and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to Buyer.

(j)           Transfer Limitations.  Without the prior written consent of the Company (which will not be unreasonably withheld or delayed) Buyer acknowledges and agrees that Buyer’s Notes may not be transferred in increments less than the lesser of (i) $1,000,000 and (ii) the amount then outstanding under such Notes (the “Minimum Transfer Amount”).  Notwithstanding the provisions of this Section 2(j), Buyer may not transfer Notes unless the transferee agrees in writing to be bound by all of the provisions of the Transaction Documents (defined below), and it shall be a condition to any such transfer that any such transferee execute and deliver appropriate documentation, in form and substance reasonably satisfactory to the Company and the holders of at least 60% of the aggregate number of Securities issued and issuable hereunder and under the Notes, to such effect.

(k)           Residency.  Buyer is a resident of the State of California.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Buyer that, as of the date hereof and as of the Closing Date:

(a)           Organization and Qualification.  Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns 50% or more of the capital stock or an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).  The Company has no Subsidiaries except as described in the SEC Documents (defined below).

(b)           Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Irrevocable Transfer Agent Instructions (as defined below), the Registration Rights Amendment, the Notes and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, was recommended to the Company’s Board of Directors by the Special Committee and duly authorized by the Company’s Board of Directors (other than the directors that were duly appointed by Buyer or its affiliates, each of whom abstained from participating in the consideration of the terms and conditions of the Transaction Documents in their capacities as directors,) and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance of Securities.  The issuance of the Notes is duly authorized and, upon issuance, shall be free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of shares of Common Stock issuable upon conversion of the Notes (without taking into account any limitations on the conversion of the Notes).  Upon conversion in accordance with the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of Buyer contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of OTC Pink Markets (commonly known as the “Pink Sheets”) (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)           Consents.  Except for the consent of the Company’s senior lender, PNC BANK, NATIONAL ASSOCIATION (the “Bank Consent”), and such other consents, authorizations or order that have been previously received, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date and the Company and its Subsidiaries are unaware of any facts or circumstances that could reasonably be expected to prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence, except for (i)  the filing of a notice of sale of securities on Form D with the SEC under Regulation D and any related state securities filings, and (ii) the filing of a Current Report on Form 8-K (or other corresponding disclosure in the items of the Company’s quarterly report on Form 10-Q) describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act.

(f)           Brokers, Finders, etc. The Company shall be responsible for the payment of any financial advisory fees, or brokers’ commissions (other than for persons engaged by Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(g)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(h)           SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(i)           Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company, its certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”) or Bylaws as amended and as in effect on the date hereof (“Bylaws”) or their organizational charter or certificate of incorporation or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(j)            Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 30,000,000  shares of Common Stock, of which as of the date hereof, 7,214,784 shares of Common Stock are issued and outstanding, 1,000,000 shares of preferred stock, of which as of the date hereof, 164,946.4854 shares are issued and outstanding, 1,300,000 shares of Common Stock are reserved for issuance pursuant to the Company’s stock option and purchase plans and zero shares are reserved for issuance pursuant to securities (other than the aforementioned options and the Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in the SEC Documents filed prior to the date hereof or as contemplated by the Registration Rights Agreement, no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of the Company and no stockholder of the Company has any rights, contractual or otherwise, to designate members of the Company’s board of directors. Except as disclosed in the SEC Documents or as contemplated by the Transaction Agreements, the Company is not a party to any stockholder, voting or other agreements relating to the rights and obligations of the Company’s stockholders. Except as disclosed in the SEC Documents filed prior to the date hereof or as contemplated by the Transaction Agreements, no Person has the right to require the Company to register any securities for sale under the 1933 Act.

(k)           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, relating to the issuance of the Securities.

(l)           Subsidiary Rights.  Except as disclosed in the SEC Documents, none of the Company or any of its Subsidiaries (i) has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company, and (ii) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of any Subsidiary of the Company (other than any such obligation to the Company or any Subsidiary of the Company arising from time to time in connection with any internal restructuring or reorganizations of the Company’s Subsidiaries).

4.	COVENANTS.

(a)            Best Efforts.  Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Section 5 and Section 6 of this Agreement.

(b)           Securities Laws.  The Company shall timely make all filings and reports relating to the issuance of the Securities required under applicable securities laws, including filing a notice of sale of securities on Form D with the SEC under Regulation D and complying with any applicable “blue sky” laws of the states of the United States. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(b). Neither the Company nor any of its Subsidiaries shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that could be integrated with the issuance of the Notes in a manner that could require the registration of the Notes under the 1933 Act.

(c)           [Intentionally omitted].

(d)           Use of Proceeds.  The Company will use the proceeds from the sale of the Securities to fund general corporate and working capital needs.

(e)           Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(f)           [Intentionally omitted].

(g)           Fees.  The Company shall reimburse Buyer or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all reasonable costs and expenses, incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), up to a maximum reimbursement of $50,000.00 which may be withheld by Buyer from its Purchase Price at the Closing.

(h)           Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)           Additional Notes; Variable Securities; Dilutive Issuances.  So long as Buyer beneficially owns any Notes, the Company will not issue any Notes (other than to Buyer as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes.

(j)           Reservation of Shares.  The Company shall use its best efforts to take all corporate action necessary to amend its Certificate of Incorporation and to have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock (the “Required Reserved Amount) issuable upon conversion of the Notes pursuant to the terms of the Notes (without taking into account any limitations on the conversion of the Notes).  Without limiting the foregoing, the Company shall propose an amendment to its Certificate of Incorporation to increase the authorized number of shares of its Common Stock to effectuate the foregoing for consideration by the Company’s stockholders at the first stockholders’ meeting to be convened following the issuance of the Notes, and the board of directors shall recommend the adoption of such proposal to the Company’s stockholders.

(k)           Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(l)           No Going Private Transaction.  Buyer hereby agrees not to initiate, directly or indirectly, any “going private”  or “Rule 13e-3 transaction”, as such term is defined in Rule 13e-3 promulgated under the 1934 Act at any time prior to March 31, 2013.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:

(a)           Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)           Buyer shall have delivered to the Company the Purchase Price (less amounts withheld pursuant to Section 4(g) above) for the Notes being purchased by Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)           The representations and warranties of Buyer shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and Buyer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

6.	CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.

The obligation of Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have duly executed and delivered to Buyer (i) each of the Transaction Documents and (ii) the Notes (allocated in such principal amounts as Buyer shall request), being purchased by Buyer at the Closing pursuant to this Agreement (allocated in such amounts as Buyer shall request) being purchased by Buyer at the Closing pursuant to this Agreement.

(b)           The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities other than the Bank Consent, which the Company agrees to use its best efforts to secure as soon as practicable following the Closing.

(d)           Buyer shall have successfully completed any required capital call to fund the Purchase Price.

7.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.   This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least 60% of the aggregate number of Securities issued and issuable hereunder and under the Notes, and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 7(e) shall be binding on Buyer and all holders of Securities, as applicable.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and the holders of Notes.  The Company has not, directly or indirectly, made any agreements with Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Merisel, Inc. 127 West 30th Street 5th Floor New York, NY 10001 Telephone: Facsimile: Attention: Terry A. Tevis, Chief Executive Officer and President

With copies to (for information purposes only):

Herrick, Feinstein LLP 2 Park Avenue NY, New York 10016
Telephone:	(212) 592-1480
Facsimile:	(973) 274-6420
Attention:	Edward B. Stevenson, Esq.

and

Herrick, Feinstein LLP 2 Park Avenue NY, New York 10016
Telephone:	(212) 592-1481
Facsimile:	(212) 545-5065
Attention:	David A. Pentlow, Esq.

If to Buyer, to its address and facsimile number set forth on the signature page hereto, with a copy (for informational purposes only) to:

O'Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, CA 94025
Telephone: (650) 473-2603
Fascimile: (650) 473-2601
Attention: Steven Tonsfeldt, Esq.

or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 60% of the aggregate number of Securities issued and issuable hereunder and under the Notes, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes).  Buyer may not assign some or all of its rights hereunder without the written consent of the Company, unless Buyer assigns Notes having an aggregate principal balance greater than or equal to the applicable Minimum Transfer Amount, in which event such assignee shall be deemed to be Buyer hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)           Remedies.  Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to Buyer.  The Company therefore agrees that Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(l)           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(m)           Payment Set Aside.  To the extent that the Company makes a payment or payments to Buyer hereunder or pursuant to any of the other Transaction Documents or Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

 [Remainder of Page Intentionally Left Blank.
Signature Page Follows.]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

MERISEL, INC.

By:	/s/ Terry A. Tevis
Name: Terry A. Tevis
Title: Chief Executive Officer and President

SAINTS CAPITAL GRANITE, L.P.

By:	Saints Capital Granite, LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Kenneth B. Sawyer
Name: Kenneth Sawyer
Title: Managing Member

Address:

Telephone:
Facsimile:
Attention:

[Signature Page to Note Purchase Agreement]